UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2025

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Insperity, Inc. (“Insperity” or “we”) approved the grant of special performance-based equity awards (the “Special Performance-Based Awards”) to our Chairman and Chief Executive Officer, Paul J. Sarvadi, and our President and Chief Operating Officer, A. Steve Arizpe. The Compensation Committee believes the Special Performance-Based Awards align with Insperity’s established pay-for-performance philosophy and create a meaningful incentive to drive significant stockholder value because the awards, which vest at the end of five years, will only be fully realized in connection with the executive’s continued service and if Insperity’s stock price appreciates to $225 per share, which is more than 3.6 times higher than the grant date price.

The Special Performance-Based Awards are intended to incentivize and support the retention of Mr. Sarvadi and Mr. Arizpe given their critical roles in guiding Insperity through the next phases of our plans for growth and profitability with our existing solutions and our efforts with Workday, Inc. (“Workday”) to jointly develop, market and sell a new full-service human resources solution for small and midsize businesses. We believe that this joint solution, which will combine Workday’s HR technology with Insperity’s HR services, has the potential to expand the total addressable market for our solutions and to positively impact the long-term growth, profitability, and value-creation of Insperity beyond what our existing solutions could provide alone.

Mr. Sarvadi had the strategic vision to combine our premium HR service experience with Workday’s leading HR technology to create the joint solution, as well as implementing a co-branding, co-marketing, and co-selling plan with Workday to take this new offering to the target market together. We believe that the joint solution will help businesses gain a competitive edge by making full-service HR solutions more affordable, easier and faster to implement, and less complex, and that it will promote client retention by providing a scalable solution that will be attractive to high growth businesses. Mr. Sarvadi has been instrumental in helping Insperity and Workday create a framework necessary for success and in guiding us through the development and towards the launch phases of the joint solution. Further, Mr. Arizpe is leading the teams responsible for developing the technology, operational processes, and sales and marketing plans that are foundational to the success of this joint solution.

Mr. Sarvadi and Mr. Arizpe have a strong history of leading Insperity through periods of challenge, transformation and growth. While the Board believes that it has a strong executive succession plan in place, the Compensation Committee, in consultation with the other non-employee Board members, believes that continuity of management is key to driving growth and profitability in each of our solutions, including the successful launch and initial growth of the joint solution and reinvigorating the growth strategy for our existing offerings. As a result, the Special Performance-Based Awards are intended to retain and incentivize Mr. Sarvadi and Mr. Arizpe at this transformational time while furthering our corporate strategy that is focused on long-term stockholder value creation.

Prior to granting the Special Performance-Based Awards, the Compensation Committee met multiple times over the past five months to discuss the potential need and terms of any such award, including with its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). The Special Performance-Based Awards are in the form of at-risk performance-based stock units (“PSUs”) with rigorous targets tied to significant sustained stock price appreciation with vesting at the end of a five-year period, thereby linking the Special Performance-Based Awards directly to retention as well as our long-term growth. We believe this structure further promotes the alignment of the compensation of Mr. Sarvadi and Mr. Arizpe with significant long-term stockholder value creation.

In approving the grant of the Special Performance-Based Awards, the Compensation Committee, in consultation with FW Cook, considered a variety of factors, including:

•the critical roles of each of Mr. Sarvadi and Mr. Arizpe in setting the strategic direction of Insperity, and their strong history of leading Insperity through periods of transformation;

•incentives needed to retain, motivate and encourage Mr. Sarvadi and Mr. Arizpe to remain with Insperity for at least five years and continue driving the transformative growth strategy during the launch and initial growth phases of the new joint solution;

•the disruption to the business that likely would be caused by the departure of Mr. Sarvadi or Mr. Arizpe during the implementation of the new joint solution, particularly while we also continue to focus on improving our growth and profitability;

•the impact on our performance attributable to the substantial investment being made in developing the new joint solution;

•targets that would create substantial value for stockholders relative to Insperity’s historic stock prices; and

•benchmarks from comparison companies, including practices related to special long-term transformation-focused incentives.

The Special Performance-Based Awards will be forfeited in full if Insperity’s stock price appreciation at the end of the performance period fails to reach $105 for the requisite 30-day trading average stock price within the five-year performance period. Meanwhile, the maximum performance level is intended to reward extraordinary effort and achievement to drive significant stockholder returns and represents an increase in Insperity’s market capitalization of more than 260% (an increase of over $6 billion) as compared to the grant date.

Terms of the Special Performance-Based Awards

The Special Performance-Based Awards are stock-based awards that are 100% performance-based with a continued service requirement. They were granted effective July 1, 2025, pursuant to the terms of an Officer Special Performance Unit Award Agreement (the “Special PSU Award Agreement”) approved by the Compensation Committee.

Mr. Sarvadi and Mr. Arizpe can earn a maximum of 400,000 and 100,000 PSUs, respectively. For the executives to earn any of the PSUs, the 30-day average closing stock price of Insperity’s common stock must meet or exceed the applicable performance levels specified in the table below during the five-year performance period:

Performance Level	% of Maximum	Approx. Multiple of Grant Date Price(1)	Performance Context(2)
$225	100%	3.6 x	Approx. 55% above all time stock price high
$205	80%	3.3 x	Approx. 45% above all time stock price high
$185	65%	3.0 x	Approx. 30% above all time stock price high
$165	50%	2.7 x	Approx. 15% above all time stock price high
$145	40%	2.3 x	Approx. all time stock price high
$130	30%	2.1 x	Approx. stock price high since 1/1/2020 (pre-COVID)
$120	20%	1.9 x	Approx. stock price high since 1/1/2024
$105	10%	1.7 x	Approx. 10% above closing price following announcement of Workday strategic partnership on 2/8/2024(3)
__________________________________

(1) The closing price of Insperity's stock on the grant date (July 1, 2025) was $62.06.
(2) The all-time high closing price of Insperity's stock was $144.63 on July 26, 2019.
(3) The closing price of Insperity's stock on February 8, 2024, was $96.35.

For example, if Insperity’s 30-day average closing stock price stock met or exceeded $165 during the five-year term of the award, then the executive would earn 50% of the maximum number of units (i.e., 200,000 PSUs for Mr. Sarvadi and 50,000 PSUs for Mr. Arizpe). If Insperity’s 30-day average closing stock price stock met or exceeded $225 during the five-year term of the award, then the executive would earn the maximum number of units (i.e., 400,000 PSUs for Mr. Sarvadi and 100,000 PSUs for Mr. Arizpe). Upon the achievement of any performance level, the PSUs are deemed achieved but do not vest until five years after the grant date, subject to continued employment by the executive as described below and in the Special PSU Award Agreement.

While Insperity has returned significant value to stockholders over many years through the payment of quarterly and special cash dividends, the determination of the average closing stock price will not be adjusted to reflect any cash dividends paid by Insperity during the performance period. Excluding the impact of any future cash dividends paid by Insperity increases the level of performance required to earn the PSUs.

The Special Performance-Based Awards are governed by the terms of the Insperity, Inc. Incentive Plan. There are no voting rights with respect to the PSUs prior to each unit’s settlement, if any, into shares of Insperity’s common stock following vesting. The PSUs may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of other than by the laws of descent and distribution prior to the date the forfeiture restrictions with respect to such PSUs have lapsed, if at all.

In addition to achieving the requisite 30-day average closing stock price hurdles, to vest in all or a portion of the Special Performance-Based Award, the executive is generally required to remain continuously employed over the entire five-year performance period. If the executive resigns or is terminated for cause prior to completion of the five-year performance period, all PSUs are forfeited. Further, under the terms of the

Special PSU Award Agreement, there are no retirement-eligible provisions for the award and the PSUs are not covered by Insperity’s qualified retirement policy. If, however, the executive dies, terminates for disability, or is involuntarily terminated without cause, then the PSUs corresponding to any performance hurdle(s) previously reached after the grant date or obtained within 60 days following the executive’s last day of employment, will vest and be paid to the executive at the end of the five-year performance period.

In the event of a change in control (as defined in the incentive plan), the PSUs will not automatically vest, nor will payments automatically accelerate. Upon a change in control, the performance level for the PSUs will be measured based on the highest performance level achieved, determined as follows: (a) the highest performance hurdle reached prior to the change in control; (b) the actual closing stock price upon the date of the change in control; (c) the value received in exchange for each share of stock in connection with the change in control, and (d) except for a merger, sale or disposition of all or a substantial portion of the Company's assets, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity as further described in the incentive plan, the highest performance hurdle obtained following a change in control. In addition, for purposes of determining the achievement of the performance hurdle under clause (d), if the executive is terminated without cause or resigns for "good reason" following such change in control, the measurement period for the highest performance hurdle following a change in control will end 60 days following the executive’s last day of employment. Awards following a change in control will vest five years after the original grant date or, if earlier, upon the termination of the executive without cause or the resignation by the executive for "good reason", within 18 months, following the change in control (i.e., a double trigger).

Any payments made pursuant to the Special Performance-Based Awards will be subject to clawback under Insperity’s Policy for the Recovery of Erroneously Awarded Compensation.

The foregoing summary of the terms of the Special Performance-Based Awards is not complete and is qualified in its entirety by reference to the full text of the form of Special PSU Award Agreement, which is filed as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Number	Exhibit
10.1	Form of Special PSU Award Agreement

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Christian P. Callens
Christian P. Callens
Senior Vice President of Legal, General Counsel and Secretary

Date: July 01, 2025